EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Warrant No. A1-1

FLASR INC.

SERIES A-1 PREFERRED STOCK WARRANT

This Series A-1 Preferred Stock Warrant (this "Warrant") is issued as of February 23, 2016, by FLASR Inc., a Nevada corporation (the "Company"), to Craigstone Ltd, a Marshall Islands company (the "Holder"), according to the terms of that certain Memorandum of Understanding, dated as of January 13, 2016, by and between the Company and the Holder (as the same may from time to time be amended, modified, extended, renewed or restated, the "MOU"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the MOU.

1. Number of Warrant Shares; Exercise Price. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company 2,500,000 shares of Series A-1 Preferred Stock, $0.001 par value per share (the "Series A-1 Preferred Stock"), of the Company (as adjusted from time to time, "Warrant Shares") at a price of $0.001 per Warrant Share (as adjusted for splits and the like, the "Exercise Price").

2. Exercise Period; Vesting. This Warrant shall vest and become exercisable in nine equal installments of the Warrant Shares, with one-ninth of the Warrant Shares vested immediately as of the date hereof and the remaining Warrant Shares vesting in eight remaining equal monthly installments on the corresponding day of each month beginning one month following the date hereof or, if any month does not have such corresponding day, on the last day of any such month, until all Warrant Shares are exercisable on the date that is eight months following the date hereof. This Warrant shall be exercisable as to all vested Warrant Shares covered hereby during the period commencing on the date hereof and continuing until 5:00 p.m. Eastern Time on the date that is 18 months following the date hereof (the "Expiration Date").

3. Method of Exercise. Subject to Sections 1 and 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by: (a) the surrender of this Warrant, together with a duly executed copy of the form of exercise notice attached hereto as Annex I (the "Exercise Notice"), to the secretary of the Company at its principal office, accompanied by (b) either (x) the payment to the Company by cash, check or wire transfer of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased (such product, the "Purchase Price") or (y) the payment of the Purchase Price through a "cashless exercise" in accordance with Section 4. The date on which the Exercise Notice is delivered to the secretary of the Company is an "Exercise Date."

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4. Cashless Exercise. In the event the Holder elects to satisfy its obligation to pay the Purchase Price through a "cashless" exercise, the Company shall issue to the Holder the number of Warrant Shares determined as follows:

where:

Y (A-B)
X = ——————

A

"X" equals the number of Warrant Shares to be issued to the Holder;

"Y" equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

"A" equals the arithmetic average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date (the "Fair Market Value"); provided, however, that if such average is less than $0.05 per share, then the Fair Market Value for purposes of this Section 4 shall be deemed to be $0.05 per share; and

"B" equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For illustrative purposes only, if the Holder were to exercise this Warrant for 2,500,000 Warrant Shares at an Exercise Price of $0.001 per Warrant Share, with a Fair Market Value at the time of exercise of $0.05, the number of Warrant Shares to be issued to the Holder in accordance with the "cashless" formula set forth above would be 2,450,000. For purposes of this Warrant, "Closing Sale Price" means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets. "Trading Day" means a day on which exchanges in the United States are open for the buying and selling of securities. "Principal Trading Market" means the OTC Bulletin Board, the OTC Markets, NASDAQ or a national securities exchange. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. The Board of Directors' determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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5. Rule 144. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), it is intended, understood and acknowledged that the Warrant Shares issued in a "cashless exercise" transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the respective original issuance dates of the promissory notes that were exchanged for this Warrant (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

6. Certificates for Warrant Shares. If the shares of the Company are certificated, upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued and delivered to the Holder as soon as practicable thereafter, with a legend substantially similar to the legend set forth below (in addition to any legend required under applicable state securities laws):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

Upon any partial exercise of this Warrant, the Company shall, at the request of the Holder, forthwith issue and deliver to the Holder a new warrant or warrants of like tenor as this Warrant for the remaining portion of the Warrant Shares for which this Warrant may still be exercised.

The legend set forth in this Section 6 shall be removed and the Company shall issue a certificate (or issue in an uncertificated form) without such legend or any other legend to the Holder if (a) such Warrants or Warrant Shares are sold pursuant to an effective registration statement under the Act (provided that the Holder agrees to only sell such Warrant or Warrant Shares during such time that the registration statement is effective and not withdrawn or suspended, and only as permitted by the registration statement), (b) such Warrants or Warrant Shares are sold or transferred pursuant to, and in accordance with all requirements of, Rule 144 (including, if applicable, the volume, manner-of-sale and notice filing provisions of Rule 144), or (c) such Warrants or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. The Company shall bear all costs incurred by it or a Holder relating to the removal of the legend in accordance with this Section 6, provided that the Company shall not be liable for any transfer taxes relating to the issuance of a new certificate or statement in the name of any person other than the relevant Holder and its affiliates.

7. Issuance of Warrant Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully-paid and non- assessable and free from all taxes, liens, and charges with respect to the issuance thereof (except for any applicable transfer taxes, which shall be paid by the Holder).

8. Reservation of Warrant Shares. From the date hereof until the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued Series A-1 Preferred Stock of the Company or other securities constituting Warrant Shares, and out of its authorized but unissued Common Stock, in each case, solely for the purpose of issuance upon the exercise of this Warrant and conversion of the Warrant Shares, the maximum number of Warrant Shares issuable upon the exercise of this Warrant and the maximum number of shares of Common Stock issuable upon conversion of the Warrant Shares, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A-1 Preferred Stock of the Company upon the exercise of this Warrant.

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9. Holder's Restrictions. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Exercise Notice, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock issuable upon exercise of this Warrant and any other security of the Company convertible into Common Stock with respect to which the determination of such sentence is being made. Except as set forth in the preceding sentence, for purposes of this Section 9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as defined below), it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 9 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of an Exercise Notice shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 9, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days (as defined below) confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 9 may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 9 shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The Company and the Holder acknowledge that in addition to any shares of Common Stock outstanding, as of the date of this Warrant, Everett Dickson holds 2.5 million shares of Series A Preferred Stock of the Company, each share of which is convertible into 2,000 shares of Common Stock of the Company at the option of Mr. Dickson. In addition, each share of Series A Preferred Stock of the Company currently represents 2,000 votes.

10. Adjustment of Exercise Price and Number of Warrant Shares. The number of and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time or from time to time prior to the Expiration Date subdivide the Warrant Shares, by forward stock split or otherwise, or combine such shares, or issue additional shares as a dividend with respect to any such shares, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Warrant Share, but the Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. The aggregate Exercise Price shall be reduced by the aggregate amount of cash dividends paid to holders of equity securities in the Company prior to the date of the Holder's exercise of the Warrant. Any adjustment under this Section 10(a) shall become effective as of the record date of such subdivision, combination, dividend, or other distribution, or in the event that no record date is fixed, upon the making of such subdivision, combination or dividend.

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(b) Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in the Warrant Shares prior to the Expiration Date (other than as a result of a subdivision, combination, or stock dividend provided for in Section 10(a) above), whether through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company (any of the foregoing a "Sale Event"), then, as a condition of such Sale Event, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such Sale Event, he had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. If the Company, at any time while this Warrant is outstanding, distributes to holders of the Series A-1 Preferred Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of the Series A-1 Preferred Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Warrant Shares or other securities or property thereafter purchasable and/or the Exercise Price after giving effect to such adjustment upon exercise of this Warrant.

(d) Notice of Sale Event or Distributed Property. The Company shall promptly notify the Holder (i) of any Sale Event and the kind and amount of shares of stock or other securities or property to which the Holder will be entitled in accordance with Section 10(b), and (ii) in the event there is any distribution of Distributed Property, the portion of the Distributed Property to which the Holder is entitled in accordance with Section 10(b).

11. Further Limitations on Disposition. The Holder agrees not to dispose of all or any portion of the Warrant Shares or the Warrant (a) unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (b) the proposed disposition is pursuant to a transaction exempt from the registration requirements of the Act; provided, however, that the Holder may dispose or otherwise transfer the Warrant to an affiliate of the Holder, to a family member of the Holder, or to any trust, partnership, limited liability company or custodianship established for estate-planning purposes for the primary benefit of the Holder or his or her family members, in each case without the requirements set forth in this Section 11.

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12. No Fractional Warrant Shares. Notwithstanding any provisions to the contrary in this Warrant, the Company shall not be required to issue any Warrant Shares representing fractional Warrant Shares, but may instead make a payment in cash based on the Exercise Price.

13. No Rights as Stockholders. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and the Holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or as otherwise agreed. Upon exercise of this Warrant, the Holder shall become a stockholder of the Company in accordance with the Company's certificate of incorporation, to the extent such Holder is not already a stockholder of the Company.

14. Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

15. Miscellaneous.

(a) Further Acts. Each of the parties hereto agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Warrant.

(b) Notices. Unless otherwise provided, all notices and other communications required or permitted under this Warrant shall be in writing and shall be mailed by United States first- class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person in the Purchase Agreement, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

(c) Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by the Company or the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares, waiving on behalf of all Holders, or the Holder, waiving on its own behalf, of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such parties so waiving. The Holder hereby acknowledges that any provision hereof may be amended, modified, supplemented or waived on its behalf by the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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(d) Headings; References. The headings of sections contained in this Warrant are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to effect the meaning, interpretation or applicability of this Warrant or any term, condition or provision hereof.

(e) Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Warrant shall bind and inure to the benefit of the parties' respective successors and assigns, whether so expressed or not.

(f) Governing Law. This Warrant any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to the conflicts of law provisions.

(g) Entire Agreement. The terms and provisions of this Warrant supersede all written and oral agreements and representations made by or on behalf of the Company. This Warrant contain the entire agreement of the parties.

(h) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i) Execution and Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Warrant and no party shall be required to produce an original or all of such counterparts in making such proof.

(j) Jurisdiction. EACH OF THE PARTIES AGREE THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS WARRANT OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE PARTIES HERETO HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. EACH OF THE PARTIES HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR WITH RESPECT TO THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

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IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

COMPANY: FLASR INC.

By:	/s/
Name: Everett Dickson
Title: President

Signature page to FLASR Inc. Series A-1 Preferred Stock Warrant
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IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

HOLDER:

If Entity:

Entity Name: _________________________

By: ________________________________

Name: ______________________________

Title: _______________________________

If Individual:

Name: _____________________________

Signature: ___________________________

Signature page to FLASR Inc. Series A-1 Preferred Stock Warrant
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ANNEX I

NOTICE OF EXERCISE

TO:

1.          The undersigned Warrantholder ("Holder") elects to acquire the Warrant Shares of FLASR Inc. (the "Company"), pursuant to the terms of the Warrant dated February 23, 2016 (the "Warrant"). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

2.          The Holder elects to purchase _________ Warrant Shares as provided in Section 3 and (check one):

□ tenders herewith a check in the amount of $_______ as payment of the Purchase Price

□ intends that payment of the Purchase Price shall be made as a "cashless exercise' under Section 4 of the Warrant

3.          The Holder surrenders the Warrant with this Notice of Exercise.

4.          The Holder represents that it is acquiring the aforesaid Warrant Shares for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the Warrant Shares unless in compliance with all applicable federal and state securities laws.

5.          Pursuant to this Notice of Exercise, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

By:	_____________________________

Name:	_____________________________

Title:	_____________________________

Date:	_____________________________

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